UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2013

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1200 Urban Center Drive
Birmingham, Alabama	35242
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (205) 298-3000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.

2012/2013 Compensation Decisions.

On February 7, 2013, the Compensation Committee of the Board of Directors of Vulcan Materials Company (the "Company") made a number of decisions regarding the 2012 and 2013 compensation for each of the named executive officers to be included in the Company’s 2013 proxy statement (the “NEOs”) as follows:

▪	the Committee set the 2013 base salaries. The CEO’s base salary was not increased and remains the same since 2008;

▪	the Committee decided, in accordance with a recommendation of the CEO, to award cash bonuses based on 2012 performance;

▪	the Committee set the short term target bonus percentages for the 2013 fiscal year;

▪	the Committee determined that payout was due on previously awarded performance shares, for the three-year performance period ended in 2012; and

▪	the Committee granted long-term incentive awards split 50/50 units between performance shares units (PSUs) and stock-only stock appreciation rights (SOSARs). The PSUs to be earned based on the Company’s four-year average total shareholder return percentile rank during the four-year performance period ending on December 31, 2016 and subject to the participant’s employment at the end of such period, except as otherwise provided in the award agreement on a change in control of the Company and upon certain terminations of employment. The SOSARs will vest pro rata over four years.

For each NEO, the following table reflects (i) the 2013 base salaries effective March 1, 2013, (ii) the cash bonuses to be paid to such executive in March 2013 based on 2012 performance, (iii) the target bonus opportunity for the 2013 fiscal year, and (iv) the grant of PSUs for the 2013-2016 performance period and SOSARs.

Named Executive	Title	New Base Salary Effective March 1, 2013		2013 Annual Target Bonus Opportunity as a Percentage of Base Salary (%)	2012 Cash Bonus Paid ($)	PSUs Granted (Performance Period 2013-2016 (# of units)	SOSARs (# of Units)
Donald M. James	Chairman and Chief Executive Officer	$1,250,004	(1)	100%	$1,600,000	73,000	73,000
Daniel F. Sansone	Executive Vice President and Chief Financial Officer	556,000		75%	550,000	14,600	14,500
Danny R. Shepherd	Executive Vice President and Chief Operating Officer	556,000		75%	550,000	14,600	14,500
John R. McPherson	Senior Vice President, East Region	463,500		60%	360,000	8,100	8,100
Robert A. Wason IV	Senior Advisor to Executive Team	414,000		60%	308,254	7,200	7,200
Alan W. Wessel(2)	Senior Vice President, West Region	N/A		N/A	415,000	0	0

_____________________

(1) This amount remains unchanged since 2008.

(2) Mr. Wessel retired effective 2/1/2013.

Long-Term Incentive Award Payments

The Compensation Committee also authorized payments to the NEOs for the PSUs previously granted pursuant to the Company's 2006 Omnibus Long-Term Incentive Plan. The payments were based on a three-year average of the total shareholder return relative to the returns of the companies that comprise the S&P 500 Index. These payments will be made by February 21, 2013 and will be paid in shares of the Company’s common stock.

The following table sets forth the amount earned for the previously granted PSUs for the period ending December 31, 2012.

Named Executive	Title	Performance Period	Original Grant	Units Earned	Value ($)(2)
Donald M. James	Chairman and Chief Executive Officer	1/1/2010 – 12/31/2012	32,370	25,022	1,406,737
Daniel F. Sansone	Executive Vice President and Chief Financial Officer	1/1/2010 – 12/31/2012	6,530	5,048	283,798
Danny R. Shepherd	Executive Vice President and Chief Operating Officer	1/1/2010 – 12/31/2012	6,030	4,661	262,041
John R. McPherson	Senior Vice President, East Region	1/1/2010 – 12/31/2012	0	0	0
Robert A. Wason IV	Senior Advisor to Executive Team	1/1/2010 – 12/31/2012	3,870	2,992	168,210
Alan W. Wessel(1)	Senior Vice President, West Region	1/1/2010 – 12/31/2012	3,080	2,381	133,860

_____________________

(1) Mr. Wessel retired effective 2/1/2013.

(2) Based on a share price of $56.22, the closing price per share on February 6, 2013, the day preceding the date the grants were approved by the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: February 12, 2013	By:	/s/ Michael R. Mills
Michael R. Mills

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